UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On July 9, 2025, Rhythm Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and BofA Securities, Inc., as the representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), in connection with the offering, issuance and sale (the “Offering”) by the Company of 2,058,824 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The offering price of the shares of Common Stock to the public is $85.00 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 308,823 additional shares of Common Stock, at the public offering price per share, less underwriting discounts and commissions (the "Option"). On July 10, 2025, the Underwriters exercised the Option in full. The closing of the Offering, including the shares being purchased pursuant to the exercise in full of the Option, is expected to take place on July 11, 2025, subject to the satisfaction of customary closing conditions. The net proceeds from the Offering, including the exercise in full of the Option, are expected to be approximately $188.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering was made pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on March 2, 2023 (File No. 333-270233). A prospectus supplement relating to the Offering has been filed with the SEC.

The Company intends to use the net proceeds of the Offering to advance the clinical development of its product candidates and commercialization activities for IMCIVREE, and for working capital and general corporate purposes. Based on the Company’s current plans, the Company believe its cash and cash equivalents and short-term investments, together with the net proceeds from the Offering and excluding net proceeds from any exercise of the Underwriters’ option to purchase additional shares of Common Stock, will be sufficient to fund its operations for at least the next 24 months after the date of the prospectus supplement relating to the Offering. This estimate is based on assumptions that may prove to be incorrect, and the Company could utilize available capital resources sooner than expected.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report, which is incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including those relating to the expected net proceeds from the Offering and the use of such net proceeds from the Offering are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with market conditions, general economic conditions and other risks identified from time to time in the Company’s filings with the SEC, including the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s other reports filed with the SEC, as well as the prospectus supplement and accompanying prospectus related to the Offering. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. The Company cautions investors, potential investors and others not to place considerable reliance on the forward-looking statements in this Current Report on Form 8-K. Any such forward-looking statement speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 9, 2025, between Rhythm Pharmaceuticals, Inc. and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: July 11, 2025	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer